    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 1, 1996.

                                                      REGISTRATION NO. 333-_____

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                          ___________________________

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ___________________________

                            PC SERVICE SOURCE, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                   5065                                 52-1703687
 (State or other jurisdiction of           (Primary standard industrial                 (I.R.S. Employer
 incorporation or organization)             classification code number)                Identification No.)


                             2350 VALLEY VIEW LANE
                              DALLAS, TEXAS  75234
                                 (214) 406-8583

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            _______________________


            PC SERVICE SOURCE, INC. 1995 DIRECTOR COMPENSATION PLAN
                            (Full title of the plan)

                             ______________________




                    MARK T. HILZ                            COPIES OF COMMUNICATIONS TO:
       PRESIDENT AND CHIEF EXECUTIVE OFFICER
              PC SERVICE SOURCE, INC.                            BRIAN M. LIDJI, ESQ.
               2753 VALLEY VIEW LANE                             SAYLES & LIDJI, P.C.
               DALLAS, TEXAS  75234                             4400 RENAISSANCE TOWER

                   (214)406-8583                                    1201 ELM STREET
(Name, address, including zip code, and telephone                DALLAS, TEXAS  75270
 number, including area code, of agent for service)                 (214)939-8700


                             ______________________

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
     Title of each class of                            Proposed maximum        Proposed maximum
        securities to be             Amount to          offering price             aggregate             Amount of
            registered             be registered           per unit             offering price        registration fee
- ------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value
 $0.01 per share                       20,000            $13.8125 (1)                   $276,250                 $95.25
========================================================================================================================


(1) Pursuant to Rule 457 of the Securities Act of 1933, as amended (the "Securities Act"),the maximum offering price per share and the aggregate offering price were calculated based upon the average of the bid and asked prices of the Common Stock, par value $0.01 per share (the "Common Stock") on the Nasdaq National Market on July 24, 1996.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(i) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by
Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents of the Company previously filed with the Commission are incorporated herein by reference:

         (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1995;

         (2) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

         (3) the Company's Registration Statement on Form S-1, Registration No.333-03977, effective on June 5, 1996; and

         (4) the description of the Company's Common Stock is contained in the Prospectus dated June 6, 1996, which is incorporated herein.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The Company's Common Stock, par value $0.01 per share, is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Generally, Delaware law permits a corporation to indemnify a person who was or is an officer, director, agent, or employee, or who serves at the corporation's request as an officer, director, agent, or employee, of another corporation, partnership, trust joint venture, or other enterprise ("nominee"), who was, is, or is threatened to be named a defendant in a legal proceeding by virtue of such person's position in the corporation or nominee, but only if the person acted in good faith and reasonably believed that the conduct was in or at least not opposed to the corporation's best interest, and, in the case of a criminal proceeding, the person had no reasonable cause to believe the conduct was unlawful. A person may be indemnified within the above limitations against judgments, fines, settlements, and reasonable expenses actually incurred. Generally, an officer director, agent, or employee of the corporation or nominee may not be indemnified, however, against judgments, fines, and settlements incurred in a proceeding in which the person is found liable to the corporation and may not be indemnified for expenses unless, and only to the extent that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnification for such expenses. A corporation must indemnify a director, officer, employee, or agent against reasonable expenses incurred in connection with a proceeding in which the person is a party because of the person's corporate position, if the person was successful, on the merits or otherwise, in the defense of the proceeding. Under certain circumstances, a corporation may also advance expenses to such person. Under Delaware law, a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation against any liability asserted against and incurred by the person in such capacity, or arising out of the person's status as such a person, regardless of whether the applicable law otherwise empowers the corporation to indemnify that person against such liability.

         Article Eleventh of the Restated Certificate of Incorporation of the Company requires indemnification of directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS

         The following documents are filed as a part of this registration statement. Where such filing is made by incorporation by reference to a previously filed report, such report is identified. The Index to Exhibits included with the exhibits is filed as a part of this report.

         Exhibit                                       Description
         -------                                       -----------
         4       PC Service Source, Inc. 1995 Director Compensation Plan.

         5       Opinion of Sayles & Lidji, P.C.

         23.1    Consent of Sayles & Lidji, P.C. (included in their opinion filed as Exhibit 5)

         23.2    Consent of KPMG Peat Marwick LLP

         24      Power of Attorney (see signature page of this Registration Statement - Page II-4)

ITEM 9.  UNDERTAKINGS

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 (2) That for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant tot he foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction of the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on the 31st day of July, 1996.
                                        PC SERVICE SOURCE, INC.


                                        By:        /s/ Mark T. Hilz
                                           -------------------------------------
                                                      Mark T. Hilz
                                           President and Chief Executive Officer


                               POWER OF ATTORNEY

         Each individual whose signature appears below hereby designates and appoints Avery More, Mark T. Hilz and Bernard Rohde, and each of them, as such person's true and lawful attorneys-in-fact and agents (the "Attorneys-in-Fact") with full power of substitution and resubstitution, for such person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, which amendments may make such changes in this registration statement as either Attorney-in-Fact deems appropriate and requests to accelerate the effectiveness of this registration statement, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorneys-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 31st day of July, 1996.

               SIGNATURE                                                         CAPACITY
               ---------                                                         --------
         /s/ Mark T. Hilz                                           President, Chief Executive Officer and Director
- -------------------------------------------                            (Principal Executive Officer)
           Mark T. Hilz


         /s/ Avery More                                             Chairman of the Board, Chief Financial Officer
- -------------------------------------------                            and Director
            Avery More                                                 (Principal Financial Officer)


       /s/ Bernard W. Rohde                                         Chief Accounting Officer, Controller and Secretary
- -------------------------------------------                            (Principal Accounting Officer)
         Bernard W. Rohde


                                                                    Director
- -------------------------------------------
          Morti Tenenhaus


        /s/ Philip W. Wise                                          Director
- -------------------------------------------
          Philip W. Wise


        /s/ Robert S. Leff                                          Director
- -------------------------------------------
          Robert S. Leff


        /s/ Edward L. Raymund                                       Director
- -------------------------------------------
         Edward L. Raymund


                                                                    Director
- -------------------------------------------
             Jay Haft


                                                                    Director
- -------------------------------------------
          James Ounsworth


                               INDEX TO EXHIBITS

                                                                                                             SEQUENTIALLY
EXHIBIT                                                                                                         NUMBERED
  NO.                                             DESCRIPTION OF EXHIBIT                                          PAGE
- -------                                           ----------------------                                      -----------
4                PC Service Source, Inc. 1995 Director Compensation Plan

5                Opinion of Sayles & Lidji, P.C.

23.1             Consent of Sayles & Lidji, P.C. (included in their opinion filed as Exhibit 5)

23.2             Consent of KPMG Peat Marwick LLP

24               Power of Attorney (see signature page of this Registration Statement - Page II-4)